UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2013
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 8.01 Other Events

On November 13, 2013, the Company announced a stock repurchase program commencing immediately.  A copy of the press release dated November 13, 2013, is attached as Exhibit 99.1.

On November 13, 2013, the Company announced the declaration of a cash dividend.  A copy of the press release dated November 13, 2013 is attached as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

(d) The following exhibit is furnished as part of this Report:

Exhibit No.	Description

99.1	News Release dated November 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: November 14, 2013	By: /s/ Thomas H. Pohlman
Thomas H. Pohlman, Chief Executive Officer and President